Exhibit 10.23

AMENDMENT NO. 1 TO

LICENSE AGREEMENT

AMENDMENT NO. 1 to License Agreement between Centaur Pharmaceuticals, Inc. (“Centaur”) and Cutanix Corporation (“Cutanix”) dated June 18, 1998.

RECITALS

WHEREAS, Centaur and Cutanix are parties to a License Agreement dated as of the 15th day of January, 1998 (the “License Agreement”); and

WHEREAS, the parties desire to amend the License Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein and in the License Agreement, the parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the License Agreement.

2. The “OMRF/UKRF Agreement” shall mean the license agreement among the Oklahoma Medical Research Foundation, The University of Kentucky Research Foundation and Centaur dated as of the 15th day of July, 1992.

3. To the extent not otherwise provided in the License Agreement, the License Agreement is hereby amended to provide that solely with respect to the rights that were licensed to Centaur under the OMRF/UKRF Agreement and that have been sublicensed to Cutanix pursuant to the License Agreement, Cutanix shall abide by all of the provisions of Section 5, 9, 11 and 12 of the OMRF/UKRF Agreement as if Cutanix were a party thereto. The foregoing is intended to supplement the provisions of the License Agreement and shall not be deemed to alter the rights and obligations of the parties set forth therein.

4. Except as amended hereby, the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the License Agreement as of the 18th day of June, 1998.

CENTAUR PHARMACEUTICALS, INC.

By:	/s/ Brian D. Frenzel
Brian D. Frenzel President and Chief Executive Officer

CUTANIX CORPORATION

By:	/s/ Charles R. Engles
Charles R. Engles President and Chief Executive Officer